Exhibit 99.1

For Immediate Release	Contact:

David Portnoy, Chairman and Co-CEO
Cryo-Cell International, Inc.
813-749-2100
dportnoy@cryo-cell.com

CRYO-CELL REPORTS FISCAL THIRD QUARTER FINANCIAL RESULTS

OLDSMAR, Fla. – October 15, 2012 – Cryo-Cell International, Inc. (OTC:QB Markets Group Symbol: CCEL) (“Cryo-Cell” or the “Company”), the world’s first private cord blood bank to separate and store stem cells in 1992, today announced financial results for the third quarter ended August 31, 2012.

For the quarter ended August 31, 2012, the Company reported a net loss of $547,000, or $0.05 per basic common share, compared to a net loss of $2.4 million, or $0.20 per basic common share, for the three months ended August 31, 2011 and a net loss of $3.2 million, or $0.28 per basic common share, for the quarter ended May 31, 2012. The decrease in net loss for the August 2012 quarter resulted primarily from a decrease in selling, general and administrative expenses of $1.9 million, or 38%, to $3.0 million for the quarter ended August 31, 2012 from $4.9 million for the quarter ended August 31, 2011. Additionally, total revenue increased marginally to $4.5 million for the 2012 quarter compared to $4.4 million of total revenue for the 2011 quarter.

David Portnoy, Cryo-Cell’s Chairman and Co-Chief Executive Officer commented, “We believe that Cryo-Cell’s fiscal third quarter 2012 results are an indication that the board of directors is successfully repositioning the Company for sustainable, profitable future growth. Operating income for the 2012 fiscal third quarter was $38,000 versus an operating loss of $1.1 million for the immediately preceding quarter.”

Mark Portnoy, Cryo-Cell’s Co-Chief Executive Officer, added, “We are pleased to see the improvement in the results from continuing operations from the prior period. We believe that the investment we have made in our new sales and marketing strategy is beginning to pay off. Although we expect some variability going forward, we are encouraged by the trend of increasing revenues and operating income over the last several months.”

Financial Results

Revenue

For the quarter ended August 31, 2012, total revenues increased $134,000, or 3%, to $4.5 million from $4.4 million for the quarter ended August 31, 2011. The 2012 quarterly revenue consisted of $4.2 million in processing and storage fee revenue and $356,000 in licensee income, compared to $4.1 million in processing and storage fee revenue and $335,000 in licensee income for the 2011 quarter. Licensee income for the three months ended August 31, 2012 consisted primarily of $326,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements and $30,000 related to installment payments of non-refundable up-front license fees from the licensees of the Company’s umbilical cord blood program in Costa Rica and Nicaragua. Licensee income for the three months ended August 31, 2011 consisted primarily of $319,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements and $16,000 related to installment payments of non-refundable up-front license fees from the licensees of the Company’s umbilical cord blood program in Costa Rica.

Net Loss

For the quarter ended August 31, 2012, the Company reported a net loss of $547,000, or $0.05 per basic common share, compared to a net loss of $2.4 million, or $0.20 per basic common share, for the three months ended August 31, 2011. The decrease in the net loss for the three months ended August 31, 2012 was due primarily to a decrease in selling, general and administrative expenses.

For the quarter ended August 31, 2012, selling, general and administrative expenses decreased $1.9 million, or 38%, to $3.0 million from $4.9 million for the quarter ended August 31, 2011. The decrease was due to decreases quarter to quarter in: (i) legal and investor relations services; (ii) expense related to the Company’s 2012 annual meeting versus 2011 annual meeting; (iii) stock option expense; and (iv) employment agreement severance accrual payments. Legal and investor relation services decreased $101,000, or 53%; annual meeting expenses decreased $674,000, or 72%, to $266,000 for the 2012 quarter from $940,000 for the 2011 quarter (with the 2011 expense including reimbursement by the Company of expenses incurred by members of the board of directors in their 2007 annual meeting proxy contest); stock option expense decreased $260,000, or 83%; and accrual for severance payments decreased $950,000, or 100%, which, as disclosed in the Company’s previous SEC filings, the Company accrued during the quarter ended August 31, 2011 as a result of the former chief executive officer challenging the board’s determination to terminate her employment agreement for Cause, as defined in the executive’s employment agreement. The decrease in selling, general and administrative expenses for the three months ended August 31, 2012 was partially offset by an increase of $435,000, or 48%, in sales and marketing expense due to the Company’s new sales initiatives including the implementation of a national sales force.

Cost of sales increased $132,000 or 11%, to $1.3 million for the quarter ended August 31, 2012 from $1.2 million for the quarter ended August 31, 2011, and research and development expense increased $14,000, or 26%, to $66,000 from $52,000 quarter to quarter.

During the three months ended August 31, 2012, the Company cancelled certain perpetual Revenue Sharing Agreements (“RSAs”) resulting in a loss on the extinguishment of debt of $314,000 and an accompanying decrease of $204,000, or 50%, in interest expense to $204,000 for the three months ended August 31, 2012 from $408,000 for the three months ended August 31, 2011. The extinguishment of the RSAs is expected to result in a $525,000 annual cash savings from a reduction of the interest expense payments which have been required pursuant to the RSAs.

Cash and Cash Equivalent Position

At August 31, 2012, the Company had cash and cash equivalents of $2.7 million and restricted cash of $2.7 million for total cash, cash equivalents and restricted cash of $5.4 million. During the three months ended August 31, 2012 the Company’s cash decreased $94,000. The Company’s cash decreased by $3.6 million and the Company redeemed marketable securities of $1.0 million during the nine months ended August 31, 2012. The decrease and redemption resulted primarily from the extinguishment of the Company’s obligations under the RSAs of $3.1 million and the repurchase of 705,150 shares of the Company’s common stock under the announced share repurchase plan for a total of $1.5 million.

As of August 31, 2012 the Company had no long-term indebtedness.

About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989 and was the world’s first private cord blood bank to separate and store stem cells in 1992. Today, Cryo-Cell has over 240,000 clients worldwide from 87 countries. Cryo-Cell’s mission is to provide its clients with the premier stem cell cryo-preservation service and to support the advancement of regenerative medicine.

Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility, is ISO 9001:2008 certified and accredited by the AABB. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the Company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.